Exhibit 10.3

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Amendment #3 to CRADA #02264

ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT

This Assignment, Assumption and Consent Agreement (this “Assignment Agreement”) is entered into July 31, 2015 (the “Effective Date”), by and between the U.S. Department of Health and Human Services, as represented by the National Cancer Institute, an Institute, Center or Division of the National Institutes of Health (the “NCI”), GlobeImmune, Inc., a Delaware corporation (“Assignor”), and Celgene Corporation, a Delaware corporation (“Assignee”).

RECITALS

A. The NCI and Assignor have entered into a Cooperative Research and Development Agreement (NCI reference #02264) dated May 8, 2008, as amended by Amendment #1, dated August 8, 2011, and Amendment #2, dated July 30, 2013 (the “CRADA”).  The term of the CRADA extends through May 8, 2018. Any capitalized terms not defined herein shall have the meanings given such terms in the CRADA.

B. Assignor desires to assign the CRADA to Assignee and Assignee desires to assume from Assignor all of Assignor’s obligations under the CRADA for the remainder of the term.

C. The NCI is willing to accept and consent to such assignment and assumption upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the payment of CRADA funds and the performance of the covenants and agreements by the parties as hereinafter set forth, the parties agree as follows:

1. Assignment of the CRADA.  Assignor assigns to Assignee, effective as of the Effective Date, all of Assignor’s right, title and interest in the CRADA.  Assignor will reasonably cooperate with Assignee in the transition to Assignee of any outstanding research and development activities currently being conducted under the CRADA.

2. Assumption of Obligations Under the CRADA.  Assignee hereby accepts such assignment and assumes and agrees to perform each and every obligation of Assignor under the CRADA that arises on or after the Effective Date.  Assignee acknowledges that it shall have no claim against the NCI for any matters arising prior to the Effective Date under the CRADA.

3. The NCI’s Consent to Assignment.  The NCI hereby consents to the assignment of the CRADA to Assignee pursuant to the terms of this Assignment Agreement.  Such consent will not be deemed to be a consent to any subsequent assignment of the CRADA, rather, any subsequent assignment will require the consent of the NCI to the extent required pursuant to the CRADA.

4. CRADA funds.  The 2015 CRADA payment for $[*] was due to NCI on June 8, 2015, and Assignor will make this payment by July 31, 2015.  Also, Assignor will make the 2016 CRADA payment for $[*] within thirty (30) days of the execution of Amendment #3.  Assignee will make CRADA payments for 2017 and future years according to the payment schedule of Appendix B.    After the 2015 CRADA payment is made, the NCI and Assignor represents to Assignee that neither NCI nor Assignor have current knowledge of a monetary or non-monetary default by Assignor presently existing under the CRADA.

5. Entire Agreement.  This Assignment Agreement embodies the entire agreement of the NCI, Assignor, and Assignee with respect to the subject matter contained herein, and this Assignment Agreement supersedes any prior agreements, whether written or oral, with respect to the subject matter contained herein.  This Assignment Agreement may be modified only by written instrument duly executed by the NCI, Assignor, and Assignee.

Execution Copy	Page 1 of 3

6. Collaborator Principal Investigator. Beginning as of the Effective Date, the “Collaborator Principal Investigator” acting on behalf of Assignee under the CRADA shall be:

Stanley Frankel, M.D.

Corporate Vice President & Head, Immuno-oncology Clinical Development

Notices.  Any notices required to be given to Assignor under the CRADA shall be addressed as follows:

For CRADA Notices:	Celgene Corporation

	Attention:	Stanley Frankel, M.D.
	Telephone:	908-673-9210
	Facsimile:	908-673-2774
	Email:	stfrankel@celgene.com

For Patents and Licensing Notices:	Celgene Corporation

	Attention:	Carla Kuhner
	Telephone:	908-673-2114
	Facsimile:	908-673-9321
	Email:	ckuhner@celgene.com

For Delivery of CRADA Materials:	Celgene Corporation
(As identified in Appendix B)

	Attention:	Stanley Frankel, M.D.
	Telephone:	908-673-9210
	Facsimile:	908-673-2774
	Email:	stfrankel@celgene.com

or at such address as Assignee shall subsequently designate in writing.

The contact information for patents and licensing for NCI is changed to the following:

NCI Technology Transfer Center

9609 Medical Center Drive, Rm. 1E530

Bethesda, MD 20892-9702 (for USPS mail)

Rockville, MD 20850-9702 (for couriers)

Phone: 240-276-5530

Fax: 240-276-5504

7. Continuing Effect of CRADA. Except as modified by the terms of this Assignment Agreement, the CRADA shall remain in full force and effect.

8. Counterparts. This Assignment Agreement may be executed in one or more counterparts which, when taken together, shall be deemed an original and constitute one and the same agreement.  Facsimile or electronic transmission in .pdf format of executed signature pages of this Assignment Agreement shall be sufficient to bind the executing party.

[Signature Page(s) Follow]

Execution Copy	Page 2 of 3

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties have executed this Assignment, Assumption and Consent Agreement as of the Effective Date above.

FOR THE NCI:		FOR ASSIGNOR:

National Cancer Institute		GlobeImmune, Inc.

By:	/s/ James H. Doroshow, M.D.	By:	/s/ Timothy C. Rodell, M.D.
Name:	James H. Doroshow, M.D.	Name:	Timothy C. Rodell, M.D.
Title:	Deputy Director for Clinical and	Title:	President & Chief Executive Officer
Translational Research, NCI

FOR ASSIGNEE:

Celgene Corporation

By:	/s/ Stanley R. Frankel MD
Name:	Stanley R. Frankel MD
Title:	Corporate Vice President

Execution Copy	Page 3 of 3

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.